Exhibit 99.1

Cactus Announces Third Quarter 2024 Results

HOUSTON – October 30, 2024 – Cactus, Inc. (NYSE: WHD) (“Cactus” or the “Company”) today announced financial and operating results for the third quarter of 2024.
Third Quarter Highlights
•Revenue of $293.2 million and operating income of $76.8 million;
•Net income of $62.4 million and diluted earnings per Class A share of $0.74;
•Adjusted net income(1) of $63.5 million and diluted earnings per share, as adjusted(1) of $0.79;
•Net income margin of 21.3% and adjusted net income margin(1) of 21.7%;
•Adjusted EBITDA(2) and Adjusted EBITDA margin(2) of $100.4 million and 34.2%, respectively;
•Cash flow from operations of $85.3 million;
•Cash and cash equivalents of $303.4 million, with no bank debt outstanding as of September 30, 2024; and
•In October 2024, the Board of Directors declared a quarterly cash dividend of $0.13 per Class A share.
Financial Summary

	Three Months Ended
	September 30,	June 30,	September 30,
	2024	2024	2023
	(in thousands)
Revenues	$293,181	$290,389	$287,870
Operating income(3)	$76,792	$79,819	$87,603
Operating income margin	26.2%	27.5%	30.4%
Net income	$62,437	$63,059	$68,019
Net income margin	21.3%	21.7%	23.6%
Adjusted net income(1)	$63,479	$65,192	$63,804
Adjusted net income margin(1)	21.7%	22.4%	22.2%
Adjusted EBITDA(2)	$100,370	$103,637	$103,114
Adjusted EBITDA margin(2)	34.2%	35.7%	35.8%
(1)    Adjusted net income, Adjusted net income margin and diluted earnings per share, as adjusted are non-GAAP financial measures. These figures assume Cactus, Inc. held all units in its operating subsidiary at the beginning of the period. Additional information regarding non-GAAP measures and the reconciliation of GAAP to non-GAAP financial measures are in the Supplemental Information tables.
(2)    Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See definition of these measures and the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables.
(3)    Operating income reflects certain expenses related to the FlexSteel acquisition, including expenses related to the remeasurement of the earn-out liability associated with the FlexSteel acquisition and intangible amortization expenses related to purchase price accounting. See the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables for further details.

Scott Bender, CEO and Chairman of the Board of Cactus, commented, “Revenues in both segments surpassed our expectations for the third quarter. I am particularly proud of our Spoolable Technologies associates who have driven continued segment revenue out performance against softer year-to-date U.S. land activity trends. In addition, we generated substantial free cash flow in the third quarter with improved working capital performance, and increased our cash balance by $57 million despite making the final earn-out payment of $37 million to the sellers of FlexSteel.”
“In the fourth quarter of 2024, we anticipate that the U.S. land rig count will remain stable from today's levels, with some potential for reductions in customer activity late in the quarter due to the holidays, weather, consolidations and the possibility of some customer budget exhaustion. In Pressure Control, we achieved high levels of sales per rig followed in the second and third quarters and anticipate modest reversion in the fourth quarter. In Spoolable Technologies, we expect a typical seasonal contraction in the fourth quarter, partially offset by sustained international activity.”

Mr. Bender concluded, “Although the outlook for U.S. land drilling activity remains subdued, our business continues to outperform, generating industry-leading returns and substantial free cash flow. In the third quarter, we pursued a growth opportunity and incurred non-routine Corporate expenses as a result of this effort. We are no longer pursuing this specific opportunity. Our leadership team remains substantial equity owners, we will continue to be highly disciplined stewards of our capital and resources, and we will continue to pursue opportunities that enhance the Cactus value proposition and build long-term value for our shareholders.”

Segment Performance
We report two business segments, Pressure Control and Spoolable Technologies, and starting with the fourth quarter of 2023, corporate and other expenses not directly attributable to either segment are presented separately as Corporate and Other Expenses. These expenses were previously included within the Pressure Control segment. Prior periods presented have been recast to conform to the new presentation.

Pressure Control

Third quarter 2024 Pressure Control revenue decreased $2.1 million, or 1.1%, sequentially, primarily due to decreased sales of wellhead and production related equipment resulting from lower drilling and completions activity. Operating income decreased $3.1 million, or 5.6%, sequentially, on the lower volume, with margins decreasing 130 basis points due to miscellaneous charges incurred in the quarter, including reserves taken in connection with customer bankruptcies and other litigation claims. Adjusted Segment EBITDA decreased $3.3 million, or 5.1%, sequentially, with Adjusted Segment EBITDA margins decreasing 140 basis points.

Spoolable Technologies

Third quarter 2024 Spoolable Technologies revenues increased $4.4 million, or 4.3%, sequentially, due to increased customer activity levels. Operating income increased $2.9 million, or 9.5%, sequentially, primarily due to a lower expense booked as a result of the remeasurement of the earn-out liability associated with the FlexSteel acquisition, which was $0.1 million in the third quarter compared to $2.9 million in the second quarter. Adjusted Segment EBITDA increased $0.1 million, or 0.2%, sequentially, with Adjusted Segment EBITDA margins decreasing 160 basis points due to higher input costs.

Corporate and Other Expenses

Third quarter 2024 Corporate and Other expenses increased $2.8 million, or 46.9%, sequentially, primarily due to professional fees associated with growth initiatives.

Liquidity, Capital Expenditures and Other
As of September 30, 2024, the Company had $303.4 million of cash and cash equivalents, no bank debt outstanding, and $220.7 million of availability on our revolving credit facility. Operating cash flow was $85.3 million for the third quarter of 2024. During the third quarter, the Company made dividend payments and associated distributions of $10.4 million, and also settled the FlexSteel earnout of $37.1 million.

Net capital expenditures were $10.0 million during the third quarter of 2024. For the full year 2024, the Company has reduced its expected net capital expenditures to a range of $32 million to $37 million due to timing of planned investments.

As of September 30, 2024, Cactus had 66,655,755 shares of Class A common stock outstanding (representing 83.8% of the total voting power) and 12,927,927 shares of Class B common stock outstanding (representing 16.2% of the total voting power).
Quarterly Dividend
The Board of Directors approved a quarterly cash dividend of $0.13 per share of Class A common stock with payment to occur on December 19, 2024 to holders of record of Class A common stock at the close of business on December 2, 2024. A corresponding distribution of up to $0.13 per CC Unit has also been approved for holders of CC Units of Cactus Companies, LLC.
Conference Call Details
The Company will host a conference call to discuss financial and operational results tomorrow, Thursday October 31, 2024 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time).

The call will be webcast on Cactus’ website at www.CactusWHD.com. Please access the webcast for the call at least 10 minutes ahead of the start time to ensure a proper connection. Analysts and institutional investors may click here to pre-register for the conference call.

An archived webcast of the conference call will be available on the Company’s website shortly after the end of the call.
About Cactus, Inc.
Cactus designs, manufactures, sells or rents a range of highly engineered pressure control and spoolable pipe technologies. Its products are sold and rented principally for onshore unconventional oil and gas wells and are utilized during the drilling, completion and production phases of its customers’ wells. In addition, it provides field services for its products and rental items to assist with the installation, maintenance and handling of the equipment. Cactus operates service centers throughout North America and Australia, while also providing equipment and services in select international markets.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release and oral statements made regarding the matters addressed in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Cactus’ control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.
Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “plan,” “should,” “estimate,” “continue,” “potential,” “will,” “hope,” “opportunity,” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other factors noted in the Company’s Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement. Cactus disclaims any duty to update and does not intend to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.
Cactus, Inc.
Alan Boyd, 713-904-4669
Director of Corporate Development and Investor Relations
IR@CactusWHD.com
Source: Cactus, Inc.

Cactus, Inc.
Condensed Consolidated Statements of Income
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands, except per share data)
Revenues
Pressure Control	$185,099	$182,484	$547,319	$576,273
Spoolable Technologies	108,155	105,386	310,966	245,821
Corporate and other(1)	(73)	—	(592)	—
Total revenues	293,181	287,870	857,693	822,094

Operating income (loss)
Pressure Control	52,537	54,822	159,881	180,881
Spoolable Technologies	32,907	39,773	79,341	34,004
Total segment operating income	85,444	94,595	239,222	214,885
Corporate and other expenses	(8,652)	(6,992)	(20,061)	(29,072)
Total operating income	76,792	87,603	219,161	185,813

Interest income (expense), net	2,062	(1,372)	4,156	(6,298)
Other income, net	—	266	—	3,804
Income before income taxes	78,854	86,497	223,317	183,319
Income tax expense	16,417	18,478	48,006	30,553
Net income	$62,437	$68,019	$175,311	$152,766
Less: net income attributable to non-controlling interest	12,510	15,439	36,591	32,542
Net income attributable to Cactus, Inc.	$49,927	$52,580	$138,720	$120,224

Earnings per Class A share - basic	$0.75	$0.81	$2.10	$1.87
Earnings per Class A share - diluted(2)	$0.74	$0.80	$2.09	$1.82

Weighted average shares outstanding - basic	66,563	64,879	66,030	64,399
Weighted average shares outstanding - diluted(2)	80,190	65,486	79,777	79,632

(1)Represents the elimination of inter-segment revenue for sales from our Pressure Control segment to our Spoolable Technologies segment.
(2)Dilution for the three and nine months ended September 30, 2024 and for the nine months ended September 30, 2023 includes an additional $12.9 million, $37.8 million and $33.6 million, respectively, of pre-tax income attributable to non-controlling interest adjusted for a corporate effective tax rate of 26.0% and 13.0 million, 13.5 million and 14.8 million weighted average shares of Class B common stock outstanding, respectively, plus the effect of dilutive securities. Dilution for the three months ended September 30, 2023 excludes 14.6 million shares of Class B common stock as the effect would be antidilutive.

Cactus, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	September 30,	December 31,
	2024	2023
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$303,376	$133,792
Accounts receivable, net	196,874	205,381
Inventories	219,799	205,625
Prepaid expenses and other current assets	10,152	11,380
Total current assets	730,201	556,178

Property and equipment, net	344,183	345,502
Operating lease right-of-use assets, net	23,589	23,496
Intangible assets, net	167,988	179,978
Goodwill	203,028	203,028
Deferred tax asset, net	203,778	204,852
Other noncurrent assets	8,956	9,527
Total assets	$1,681,723	$1,522,561

Liabilities and Equity
Current liabilities
Accounts payable	$74,897	$71,841
Accrued expenses and other current liabilities	79,347	50,654
Earn-out liability	—	20,810
Current portion of liability related to tax receivable agreement	25,485	20,855
Finance lease obligations, current portion	7,121	7,280
Operating lease liabilities, current portion	4,451	4,220
Total current liabilities	191,301	175,660

Deferred tax liability, net	3,160	3,589
Liability related to tax receivable agreement, net of current portion	241,542	250,069
Finance lease obligations, net of current portion	10,620	9,352
Operating lease liabilities, net of current portion	19,414	19,121
Other noncurrent liabilities	3,406	—
Total liabilities	469,443	457,791

Equity	1,212,280	1,064,770
Total liabilities and equity	$1,681,723	$1,522,561

Cactus, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2024	2023
	(in thousands)
Cash flows from operating activities
Net income	$175,311	$152,766
Reconciliation of net income to net cash provided by operating activities
Depreciation and amortization	45,124	50,180
Deferred financing cost amortization	840	4,187
Stock-based compensation	15,943	13,526
Provision for expected credit losses	378	2,153
Inventory obsolescence	2,738	3,569
Gain on disposal of assets	(824)	(1,999)
Deferred income taxes	12,606	10,723
Change in fair value of earn-out liability	16,318	12,932
Gain from revaluation of liability related to tax receivable agreement	—	(3,683)
Changes in operating assets and liabilities:
Accounts receivable	8,324	(12,637)
Inventories	(16,781)	45,377
Prepaid expenses and other assets	1,065	(7,321)
Accounts payable	2,871	2,733
Accrued expenses and other liabilities	32,050	2,986
Payments pursuant to tax receivable agreement	(15,277)	(26,890)
Payment of earn-out liability	(31,168)	—
Net cash provided by operating activities	249,518	248,602

Cash flows from investing activities
Acquisition of a business, net of cash and cash equivalents acquired	—	(616,189)
Capital expenditures and other	(27,042)	(33,400)
Proceeds from sales of assets	2,991	4,347
Net cash used in investing activities	(24,051)	(645,242)

Cash flows from financing activities
Proceeds from the issuance of long-term debt	—	155,000
Repayments of borrowings of long-term debt	—	(155,000)
Net proceeds from the issuance of Class A common stock	—	169,878
Payments of deferred financing costs	—	(6,857)
Payment of contingent consideration	(5,960)	—
Payments on finance leases	(5,881)	(5,579)
Dividends paid to Class A common stock shareholders	(24,821)	(22,266)
Distributions to members	(10,444)	(13,926)
Repurchases of shares	(9,321)	(4,599)
Net cash (used in) provided by financing activities	(56,427)	116,651
Effect of exchange rate changes on cash and cash equivalents	544	(800)
Net increase (decrease) in cash and cash equivalents	169,584	(280,789)

Cash and cash equivalents
Beginning of period	133,792	344,527
End of period	$303,376	$63,738

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
Adjusted net income, diluted earnings per share, as adjusted and adjusted net income margin
(unaudited)

Adjusted net income, diluted earnings per share, as adjusted and adjusted net income margin are not measures of net income as determined by GAAP but they are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements. Cactus defines adjusted net income as net income assuming Cactus, Inc. held all units in its operating subsidiary at the beginning of the period, with the resulting additional income tax expense related to the incremental income attributable to Cactus, Inc. Adjusted net income also includes certain other adjustments described below. Cactus defines diluted earnings per share, as adjusted as Adjusted net income divided by weighted average shares outstanding, as adjusted. Cactus defines Adjusted net income margin as Adjusted net income divided by total revenue. The Company believes this supplemental information is useful for evaluating performance period over period.

	Three Months Ended
	September 30,	June 30,	September 30,
	2024	2024	2023
	(in thousands, except per share data)
Net income	$62,437	$63,059	$68,019
Adjustments:
Revaluation gain on TRA liability(1)	—	—	(266)
Transaction related expenses(2)	2,793	—	1,084
Intangible amortization expense(3)	3,997	3,997	3,997
Remeasurement (gain) loss on earn-out liability(4)	138	2,876	(5,091)
Income tax expense differential(5)	(5,886)	(4,740)	(3,939)
Adjusted net income	$63,479	$65,192	$63,804

Diluted earnings per share, as adjusted	$0.79	$0.81	$0.80

Weighted average shares outstanding, as adjusted(6)	80,190	79,994	80,037

Revenue	$293,181	$290,389	$287,870
Net income margin	21.3%	21.7%	23.6%
Adjusted net income margin	21.7%	22.4%	22.2%

(1)Represents non-cash adjustments for the revaluation of the liability related to the TRA.
(2)Reflects fees and expenses recorded in connection with the FlexSteel acquisition and related financing during 2023 and growth initiatives during 2024.
(3)Reflects amortization expense associated with the step-up in intangible value due to purchase price accounting.
(4)Represents non-cash adjustments for the remeasurement of the earn-out liability associated with the FlexSteel acquisition.
(5)Represents the increase or decrease in tax expense as though Cactus, Inc. owned 100% of its operating subsidiary at the beginning of the period, calculated as the difference in tax expense recorded during each period and what would have been recorded, adjusted for pre-tax items listed above, based on a corporate effective tax rate of 26.0% on income before income taxes.
(6)Reflects 66.6, 66.1, and 64.9 million weighted average shares of basic Class A common stock outstanding and 13.0, 13.4 and 14.6 million additional shares for the three months ended September 30, 2024, June 30, 2024, and September 30, 2023, respectively, as if the weighted average shares of Class B common stock were exchanged and cancelled for Class A common stock at the beginning of the period, plus the effect of dilutive securities.

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
EBITDA, Adjusted EBITDA and Adjusted EBITDA margin
(unaudited)

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not measures of net income as determined by GAAP but are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines EBITDA as net income excluding net interest, income tax and depreciation and amortization. Cactus defines Adjusted EBITDA as EBITDA excluding the other items outlined below.
Cactus management believes EBITDA and Adjusted EBITDA are useful because they allow management to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. EBITDA and Adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Cactus defines Adjusted EBITDA margin as Adjusted EBITDA divided by total revenue. Cactus presents this supplemental information because it believes it provides useful information regarding the factors and trends affecting the Company’s business.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
	(in thousands)
Net income	$62,437	$63,059	$68,019	$175,311	$152,766
Interest (income) expense, net	(2,062)	(1,405)	1,372	(4,156)	6,298
Income tax expense	16,417	18,165	18,478	48,006	30,553
Depreciation and amortization	15,077	15,001	15,156	45,124	50,180
EBITDA	91,869	94,820	103,025	264,285	239,797
Revaluation gain on TRA liability(1)	—	—	(266)	—	(3,683)
Transaction related expenses(2)	2,793	—	1,084	2,793	11,856
Remeasurement (gain) loss on earn-out liability(3)	138	2,876	(5,091)	16,318	12,932
Inventory step-up expense(4)	—	—	—	—	23,516
Stock-based compensation	5,570	5,941	4,362	15,943	13,526
Adjusted EBITDA	$100,370	$103,637	$103,114	$299,339	$297,944

Revenue	$293,181	$290,389	$287,870	$857,693	$822,094
Net income margin	21.3%	21.7%	23.6%	20.4%	18.6%
Adjusted EBITDA margin	34.2%	35.7%	35.8%	34.9%	36.2%
(1)    Represents non-cash adjustments for the revaluation of the liability related to the TRA.
(2)Reflects fees and expenses recorded in connection with the FlexSteel acquisition and related financing.
(3)Represents non-cash adjustments for the remeasurement of the earn-out liability associated with the FlexSteel acquisition.
(4)Represents amortization of the FlexSteel inventory step-up adjustment due to purchase price accounting.

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
Adjusted Segment EBITDA and Adjusted Segment EBITDA margin
(unaudited)

Adjusted Segment EBITDA and Adjusted Segment EBITDA margin are not measures of net income as determined by GAAP but are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines Adjusted Segment EBITDA as segment operating income excluding depreciation and amortization and the other items outlined below, in each case, that are attributable to the segment.
Cactus management believes Adjusted Segment EBITDA is useful because it allows management to more effectively evaluate the Company’s segment operating performance and compare the results of its segment operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. Adjusted Segment EBITDA should not be considered as an alternative to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies. Cactus defines Adjusted Segment EBITDA margin as Adjusted Segment EBITDA divided by total segment revenue. Cactus presents this supplemental information because it believes it provides useful information regarding the factors and trends affecting the Company’s business.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
	(in thousands)
Pressure Control
Revenue	$185,099	$187,192	$182,484	$547,319	$576,273
Operating income	52,537	55,669	54,822	159,881	180,881
Depreciation and amortization expense	6,592	6,662	6,868	20,065	23,987
Stock-based compensation	2,837	2,978	1,491	7,963	5,185
Adjusted Segment EBITDA	$61,966	$65,309	$63,181	$187,909	$210,053
Operating income margin	28.4%	29.7%	30.0%	29.2%	31.4%
Adjusted Segment EBITDA margin	33.5%	34.9%	34.6%	34.3%	36.5%

Spoolable Technologies
Revenue	$108,155	$103,716	$105,386	$310,966	$245,821
Operating income	32,907	30,041	39,773	79,341	34,004
Other non-operating income	—	—	—	—	121
Depreciation and amortization expense	8,485	8,339	8,288	25,059	26,193
Stock-based compensation	1,015	1,200	716	3,089	2,703
Remeasurement (gain) loss on earn-out liability(1)	138	2,876	(5,091)	16,318	12,932
Inventory step-up expense(2)	—	—	—	—	23,516
Adjusted Segment EBITDA	$42,545	$42,456	$43,686	$123,807	$99,469
Operating income margin	30.4%	29.0%	37.7%	25.5%	13.8%
Adjusted Segment EBITDA margin	39.3%	40.9%	41.5%	39.8%	40.5%

Corporate and Other
Revenue(3)	$(73)	$(519)	$—	$(592)	$—
Corporate and other expenses	(8,652)	(5,891)	(6,992)	(20,061)	(29,072)
Stock-based compensation	1,718	1,763	2,155	4,891	5,638
Transaction related expenses(4)	2,793	—	1,084	2,793	11,856
Adjusted Corporate EBITDA	$(4,141)	$(4,128)	$(3,753)	$(12,377)	$(11,578)

Total revenue	$293,181	$290,389	$287,870	$857,693	$822,094
Total operating income	$76,792	$79,819	$87,603	$219,161	$185,813
Total operating income margin	26.2%	27.5%	30.4%	25.6%	22.6%
Total Adjusted EBITDA	$100,370	$103,637	$103,114	$299,339	$297,944
Total Adjusted EBITDA margin	34.2%	35.7%	35.8%	34.9%	36.2%
(1)Represents non-cash adjustments for the remeasurement of the earn-out liability associated with the FlexSteel acquisition.
(2)Represents amortization of the FlexSteel inventory step-up adjustment due to purchase price accounting.
(3)Represents the elimination of inter-segment revenue for sales from our Pressure Control segment to our Spoolable Technologies segment.
(4)Reflects fees and expenses recorded in connection with the FlexSteel acquisition and related financing and growth initiatives during 2024.